Exhibit 4.3

Execution Version

4.650% SENIOR NOTES DUE 2029

5.150% SENIOR NOTES DUE 2034

5.750% SENIOR NOTES DUE 2054

ELEVENTH SUPPLEMENTAL INDENTURE

among

APTIV PLC,

as Issuer

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY,

as Co-Obligor

APTIV CORPORATION,

as Guarantor

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Registrar, Paying Agent and Authenticating Agent

Dated as of September 13, 2024

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ARTICLE 8
AMENDMENTS AND WAIVERS		26

Section 8.01.	Without Consent of Holder	26

ARTICLE 9
MISCELLANEOUS		26

Section 9.01.	Ratification of Base Indenture	26
Section 9.02.	Governing Law; Submission to Jurisdiction	26
Section 9.03.	Separability	27
Section 9.04.	Counterparts	27
Section 9.05.	Trustee Disclaimer	27
Section 9.06.	Electronic Signatures	27

EXHIBITS

Exhibit A	Form of 2029 Note
Exhibit B	Form of 2034 Note
Exhibit C	Form of 2054 Note

-ii-

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of September 13, 2024 (this “Eleventh Supplemental Indenture”), among Aptiv PLC, a public limited company formed under the laws of Jersey (the “Issuer” or the “Company”), Aptiv Global Financing Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland and an indirect subsidiary of the Issuer (the “Co-Obligor” and, together with the Issuer, the “Issuers”), Aptiv Corporation, a Delaware corporation and an indirect subsidiary of the Issuer, Wilmington Trust, National Association, a national banking association, as trustee (together with its successors and assigns in such capacity, the “Trustee”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Registrar, Paying Agent and Authenticating Agent under the Senior Indenture, dated as of March 10, 2015, among the Issuer, the guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent, and the Trustee (the “Base Indenture” and, together with this Eleventh Supplemental Indenture, the “Indenture”).

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the future issuance of the Issuer’s Notes to be issued from time to time in one or more series as might be determined by the Issuer under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, Section 2.03 of the Base Indenture provides for various matters with respect to any series of Notes issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides for the Issuer and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form or terms of Notes of any series as permitted by Section 2.03 of the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuers desire to provide for the establishment of three new series of Notes to be known as their 4.650% Senior Notes due 2029 (the “2029 Notes”), their 5.150% Senior Notes due 2034 (the “2034 Notes”) and their 5.750% Senior Notes due 2054 (the “2054 Notes” and, together with the 2029 Notes and the 2034 Notes, the “Notes”),the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Eleventh Supplemental Indenture; and

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Eleventh Supplemental Indenture and all requirements necessary to make (i) this Eleventh Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Issuers and authenticated and delivered by the Authenticating Agent, the valid obligations of the Issuers, have been performed, and the execution and delivery of this Eleventh Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form 2029 Note, the form 2034 Note and the form 2054 Note, and substance of the 2029 Notes, the 2034 Notes and the 2054 Notes, and the terms, provisions and conditions thereof, the Issuers and the Guarantor covenant and agree with the Trustee as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. Unless the context otherwise requires:

(a) a term defined in the Base Indenture has the same meaning when used in this Eleventh Supplemental Indenture unless the definition of such term is otherwise provided pursuant to this Eleventh Supplemental Indenture, in which case the definition in this Eleventh Supplemental Indenture shall govern solely with respect to the Notes;

(b) a term defined anywhere in this Eleventh Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) unless stated otherwise, a reference to a Section or Article is to a Section or Article in this Eleventh Supplemental Indenture;

(e) headings are for convenience of reference only and do not affect interpretation; and

(f) the following terms have the meanings given to them in this Section 1.01(f):

“Additional 2029 Notes” means additional 2029 Notes constituting part of the same series as the 2029 Notes issued on the Issue Date having identical terms and conditions to the 2029 Notes, except with respect to issue date, issue price and interest prior to the first Interest Payment Date.

“Additional 2034 Notes” means additional 2034 Notes constituting part of the same series as the 2034 Notes issued on the Issue Date having identical terms and conditions to the 2034 Notes, except with respect to issue date, issue price and interest prior to the first Interest Payment Date.

“Additional 2054 Notes” means additional 2054 Notes constituting part of the same series as the 2054 Notes issued on the Issue Date having identical terms and conditions to the 2054 Notes, except with respect to issue date, issue price and interest prior to the first Interest Payment Date.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(2) the Attributable Debt determined assuming no such termination.

“Board of Directors” means the board of directors of either of the Issuers or any committee thereof duly authorized to act on behalf of the board of directors of either of the Issuers.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Cash Management Obligations” means obligations in respect of overdraft and related liabilities arising from treasury, depositary and cash management services or any automated clearing house transfers of funds or participating in commercial (or purchasing) card programs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consolidated Total Assets” means, at any time, the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent balance sheet of the Company at such time calculated on a pro forma basis to give effect to any acquisition or disposition of any Person or line of business after the date thereof.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of June 24, 2021, by and among the Issuers, the Guarantor, the subsidiary borrowers from time to time party thereto, the several lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be further amended (including any amendment and restatement thereof), supplemented, extended or otherwise modified from time to time, including that certain Amendment No. 1, dated April 19, 2023, by and among the Issuers, the Guarantor, the subsidiary borrowers from time to time party thereto, the several lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Credit Facilities” means (1) the Credit Agreement and (2) one or more debt facilities, indentures or other agreements refinancing, replacing, amending, restating or supplementing (whether or not contemporaneously and whether or not related to the agreements specified above) or otherwise restructuring or increasing the amount of available borrowings or other credit extensions under or making Subsidiaries of the Company a borrower, additional borrower or guarantor under, all or any portion of the Indebtedness under such agreement or any successor, replacement or supplemental agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

“Domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2) statements and pronouncements of the Financial Accounting Standards Board,

(3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

Notwithstanding the foregoing, any lease of the Company or its Subsidiaries that would have been classified and accounted for as an operating lease under GAAP prior to the change in GAAP pursuant to the Financial Accounting Standards Board’s Accounting Standards Update Topic 842 shall be treated as an operating lease for purposes of the Indenture.

“Guarantor” means Aptiv Corporation and any Person that provides a Note Guarantee under the Indenture.

“Indebtedness” means the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” will exclude bona fide post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter and (ii) Cash Management Obligations and other obligations in respect of card obligations, netting services, overdraft protections, cash management services and similar arrangements shall not constitute Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“interest” means, with respect to the Notes, interest on the Notes and any Additional Amounts in respect thereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poor’s, or if Moody’s or Standard & Poor’s shall cease to provide a rating of the Notes, an equivalent rating by any other Ratings Agency.

“Issue Date” means September 13, 2024.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that any obligation in respect of an operating lease shall not be deemed a lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Note Guarantee” means each guarantee of the obligations with respect to the Notes issued by a Guarantor pursuant to the terms of the Indenture.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of either of the Issuers. “Officer” of the Guarantor has a correlative meaning.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and/or Registrar and Paying Agent. The counsel may be an employee of or counsel to the Issuers or the Guarantor.

“principal”, (i) with respect to the 2029 Notes, means the principal of the 2029 Notes plus the premium, if any, payable on the 2029 Notes which is due or overdue or is to become due at the relevant time and any Additional Amounts in respect thereof, (ii) with respect to the 2034 Notes, means the principal of the 2034 Notes plus the premium, if any, payable on the 2034 Notes which is due or overdue or is to become due at the relevant time and any Additional Amounts in respect thereof and (iii) with respect to the 2054 Notes, means the principal of the 2054 Notes plus the premium, if any, payable on the 2054 Notes which is due or overdue or is to become due at the relevant time and any Additional Amounts in respect thereof.

“Principal Property” means any manufacturing or production plant located in the United States of America (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant has a net book value at the date as of which the determination is being made of in excess of 1% of the Consolidated Total Assets of the Company and its Subsidiaries, other than any such plant which, in the opinion of the Board of Directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole.

“Ratings Agency” means (a) Standard & Poor’s and Moody’s or (b) if Standard & Poor’s or Moody’s or either or both of them shall not make a rating on the Notes of the applicable series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or either or both of them, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Subsidiary existing on the Issue Date or incurred in compliance with the Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that such Refinancing Indebtedness is incurred in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn) (plus fees and expenses, including any premium and defeasance costs and accrued interest).

“Restricted Subsidiary” means any Domestic Subsidiary of the Company that directly owns any Principal Property.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Company and a Subsidiary or between Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w)(1) or (2) under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and any successor to its rating business.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person.

Unless otherwise specified herein or context otherwise requires, all references to any Subsidiary shall be to a Subsidiary of the Company.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuers’ option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02. Other Definitions.

Term	Defined in Section
Additional Amounts	5.03
Base Indenture	Preamble
Calculation Date	3.01(a)
Change in Tax Law	3.02
Change of Control	5.04
Change of Control Offer	5.04
Change of Control Triggering Event	5.04
Co-Obligor	Preamble
DTC	2.01
Eleventh Supplemental Indenture	Preamble
Event of Default	7.01
Executed Documentation	9.06
Global Note	2.01
Indenture	Preamble
Independent Investment Banker	3.01
Initial Lien	5.01
Interest Payment Date	2.01
Issuer	Preamble
Issuers	Preamble
Par Call Date	3.01(a)
Permitted Liens	5.01
Primary Treasury Dealer	3.01
Reference Treasury Dealer	3.01
Reference Treasury Dealer Quotations	3.01
Relevant Jurisdiction	5.03
Remaining Life	3.01
Successor Company	6.01
Successor Co-Obligor	6.01
Tax Redemption Date	3.02
Taxes	5.03
Treasury Rate	3.01
Trigger Period	5.04
Trustee	Preamble
2029 Notes	Preamble
2029 Notes Par Call Date	3.01(a)
2034 Notes	Preamble
2034 Notes Par Call Date	3.01(b)
2054 Notes	Preamble
2054 Notes Par Call Date	3.01(c)

ARTICLE 2

TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Designation, Maturity and Principal Amount. There is hereby authorized (i) a series of Notes designated the “4.650% Senior Notes due 2029” initially offered in the aggregate principal amount of $550,000,000, which amount shall be as set forth in an Authentication Order for the authentication and delivery of such 2029 Notes pursuant to Section 2.02 of the Base Indenture, (ii) a series of Notes designated the “5.150% Senior Notes due 2034” initially offered in the aggregate principal amount of $550,000,000, which amount shall be as set forth in an Authentication Order for the authentication and delivery of such 2034 Notes pursuant to Section 2.02 of the Base Indenture and (iii) a series of Notes designated the “5.750% Senior Notes due 2054” initially offered in the aggregate principal amount of $550,000,000, which amount shall be as set forth in an Authentication Order for the authentication and delivery of such 2054 Notes pursuant to Section 2.02 of the Base Indenture.

(b) Form of the Notes.

(i) The 2029 Notes are to be substantially in the form of Exhibit A hereto. The 2029 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officer(s) of the Issuers executing the same may determine with the approval of the applicable agent.

(ii) The 2034 Notes are to be substantially in the form of Exhibit B hereto. The 2034 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officer(s) of the Issuers executing the same may determine with the approval of the applicable agent.

(iii) The 2054 Notes are to be substantially in the form of Exhibit C hereto. The 2054 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officer(s) of the Issuers executing the same may determine with the approval of the applicable agent.

(c) Note Guarantees. The Notes of each series shall have the benefit of the Note Guarantees by the Guarantor executing this Eleventh Supplemental Indenture and future Guarantors pursuant to Section 4.02 hereof.

(d) Additional Notes.

(i) The Issuers may, without notice to or the consent of the Holders of the 2029 Notes, issue Additional 2029 Notes having identical terms and conditions as the 2029 Notes, except for the issue date, issue price and first Interest Payment Date, in an unlimited aggregate principal amount. Any such Additional 2029 Notes will be part of the same series as the 2029 Notes, and will be treated as one class with such series of 2029 Notes, including, without limitation, for purposes of voting and redemptions; provided, however, that if such Additional 2029 Notes are not fungible with the other 2029 Notes for U.S. federal income tax purposes, such Additional 2029 Notes shall not have the same “ISIN” or “CUSIP” number or other applicable identification number as the other 2029 Notes (it being understood that, as described in Section 5.05, any Additional 2029 Notes that have a different allocation than the initial allocation with respect to the outstanding 2029 Notes shall not be considered as not fungible for U.S. federal income tax purposes under this proviso solely as a result of such difference in allocation).

(ii) The Issuers may, without notice to or the consent of the Holders of the 2034 Notes, issue Additional 2034 Notes having identical terms and conditions as the 2034 Notes, except for the issue date, issue price and first Interest Payment Date, in an unlimited aggregate principal amount. Any such Additional 2034 Notes will be part of the same series as the 2034 Notes, and will be treated as one class with such series of 2034 Notes, including, without limitation, for purposes of voting and redemptions; provided, however, that if such Additional 2034 Notes are not fungible with the other 2034 Notes for U.S. federal income tax purposes, such Additional 2034 Notes shall not have the same “ISIN” or “CUSIP” number or other applicable identification number as the other 2034 Notes (it being understood that, as described in Section 5.05, any Additional 2034 Notes that have a different allocation than the initial allocation with respect to the outstanding 2034 Notes shall not be considered as not fungible for U.S. federal income tax purposes under this proviso solely as a result of such difference in allocation).

(iii) The Issuers may, without notice to or the consent of the Holders of the 2054 Notes, issue Additional 2054 Notes having identical terms and conditions as the 2054Notes, except for the issue date, issue price and first Interest Payment Date, in an unlimited aggregate principal amount. Any such Additional 2054 Notes will be part of the same series as the 2054 Notes, and will be treated as one class with such series of 2054 Notes, including, without limitation, for purposes of voting and redemptions; provided, however, that if such Additional 2054 Notes are not fungible with the other 2054 Notes for U.S. federal income tax purposes, such Additional 2054 Notes shall not have the same “ISIN” or “CUSIP” number or other applicable identification number as the other 2054 Notes (it being understood that, as described in Section 5.05, any Additional 2054 Notes that have a different allocation than the initial allocation with respect to the outstanding 2054 Notes shall not be considered as not fungible for U.S. federal income tax purposes under this proviso solely as a result of such difference in allocation).

(e) Principal Payment. (i) The 2029 Notes will mature on September 13, 2029, (ii) the 2034 Notes will mature on September 13, 2034 and (iii) the 2054 Notes will mature on September 13, 2054.

(f) Interest Rate; Interest Payment Date; Computation of Interest.

(i) The 2029 Notes.

(A) The 2029 Notes will bear interest at the rate of 4.650% per annum from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date (or, in the case of Additional 2029 Notes, from date of issuance thereof) until the principal thereof becomes due and payable. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Interest on the 2029 Notes is payable semi-annually in arrears on March 13 and September 13 of each year (each, an “Interest Payment Date”), commencing on March 13, 2025 (or such later first Interest Payment Date, in the case of Additional 2029 Notes), to the Person in whose name such 2029 Note is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on February 26 or August 29 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal. In the event that any Interest Payment Date is not a Business

Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the Interest Payment Date such payment was originally payable.

(ii) The 2034 Notes.

(A) The 2034 Notes will bear interest at the rate of 5.150% per annum from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date (or, in the case of Additional 2034 Notes, from date of issuance thereof) until the principal thereof becomes due and payable. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Interest on the 2034 Notes is payable semi-annually in arrears on March 13 and September 13 of each year (each, an “Interest Payment Date”), commencing on March 13, 2025 (or such later first Interest Payment Date, in the case of Additional 2034 Notes), to the Person in whose name such 2034 Note is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on February 26 or August 29 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the Interest Payment Date such payment was originally payable.

(iii) The 2054 Notes.

(A) The 2054 Notes will bear interest at the rate of 5.750% per annum from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date (or, in the case of Additional 2054 Notes, from date of issuance thereof) until the principal thereof becomes due and payable. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Interest on the 2054 Notes is payable semi-annually in arrears on March 13 and September 13 of each year (each, an “Interest Payment Date”), commencing on March 13, 2025 (or such later first Interest Payment Date, in the case of Additional 2054 Notes), to the Person in whose name such 2054 Note is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on February 26 or August 29 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the Interest Payment Date such payment was originally payable.

(g) Place of Payment of Principal and Interest. Section 4.02 of the Base Indenture shall apply to the Notes of each series.

(h) Optional Redemption. The Notes of each series shall be redeemable as specified in Article 3 of this Eleventh Supplemental Indenture and Article 3 of the Base Indenture.

(i) Mandatory Redemption. Except as set forth in Section 5.04 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes of each series.

(j) Denominations. The Notes of each series shall be issuable only in registered form, without coupons, in minimum denominations of $200,000 and integral multiples of $1,000 in excess of thereof.

(k) Acceleration. 100% of the principal amount of the Notes of the applicable series shall be payable upon declaration of acceleration of the Stated Maturity thereof.

(l) Currency of the Notes. The Notes of each series shall be denominated, and payment of principal and interest of the Notes of each series shall be payable in the currency of the United States of America.

(m) Currency of Payment. The principal of and interest on the Notes of each series shall be payable in U.S. dollars.

(n) Exchange or Conversion. The Notes of each series shall not be exchangeable for or convertible into the ordinary shares of the Issuers or any other security.

(o) Additional Amounts. The Issuers will pay any additional amounts on the Notes of each series as set forth in Section 5.03.

(p) Global Form; Definitive Form. The 2029 Notes, the 2034 Notes and the 2054 Notes shall each be issued initially in the form of one or more permanent Global Notes in registered form, without coupons, substantially in the form herein below recited (each, a “Global Note” and collectively, the “Global Notes”), deposited with the Registrar, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Authenticating Agent as herein provided. The 2029 Notes, the 2034 Notes and the 2054 Notes may each be issued in definitive form pursuant to the terms of the Base Indenture. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar as provided in Section 2.01(b) of the Base Indenture.

(q) Trustee; Registrar; Paying Agent; Authenticating Agent. Wilmington Trust, National Association shall initially act as Trustee. Deutsche Bank Trust Company Americas, a New York banking corporation, shall initially act as Registrar, Paying Agent and Authenticating Agent for each series of Notes.

(r) Defeasance. Article 8 of the Base Indenture shall apply to the Notes of each series.

(s) Depositary. The Depositary for any Notes issued as Global Notes shall initially be The Depository Trust Company in The City of New York (“DTC”) (or any successor to DTC).

(t) Events of Default; Covenants. The Events of Default in Section 6.01 of the Base Indenture and the additional Events of Default set forth in Section 7.01 of this Eleventh Supplemental Indenture and the covenants set forth in Article 4 of the Base Indenture and Article 5 of this Eleventh Supplemental Indenture shall apply to the Notes of each series.

(u) Additional Terms. Other terms applicable to the Notes of each series are as otherwise provided for below.

Section 2.02. Execution and Authentication. The (i) 2029 Notes having an aggregate principal amount of $550,000,000, (ii) 2034 Notes having an aggregate principal amount of $550,000,000 and (iii) 2054 Notes having an aggregate principal amount of $550,000,000, may, upon execution of this Eleventh Supplemental Indenture, be executed by the Issuers and delivered to the Authenticating Agent for authentication, and the Authenticating Agent shall thereupon authenticate and deliver said Notes, upon receipt of an Authentication Order, signed by an Officer of the Issuers, without any further action by the Issuers, except as otherwise required by the Base Indenture.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption.

(a) The 2029 Notes

(i) At any time prior to August 13, 2029 (1 month prior to the maturity date of the 2029 Notes), the Issuers may at their option redeem the 2029 Notes, in whole or in part, at a redemption price equal to the greater of:

(A) 100% of the principal amount of the 2029 Notes to be redeemed; and

(B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2029 Notes to be redeemed) on August 13, 2029 and (ii) all required remaining scheduled interest payments due on the 2029 Notes to be redeemed through August 13, 2029 (not including any portion of such payments of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest on the principal amount of the 2029 Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate will be calculated on the third Business Day next preceding the Redemption Date (the “Calculation Date”).

(ii) If the 2029 Notes are redeemed at any time on or after August 13, 2029 (1 month prior to the maturity date of the 2029 Notes) (the “2029 Notes Par Call Date”), the 2029 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b) The 2034 Notes

(i) At any time prior to June 13, 2034 (3 months prior to the maturity date of the 2034 Notes), the Issuers may at their option redeem the 2034 Notes, in whole or in part, at a redemption price equal to the greater of:

(A) 100% of the principal amount of the 2034 Notes to be redeemed; and

(B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2034 Notes to be redeemed) on June 13, 2034 and (ii) all required remaining scheduled interest payments due on the 2034 Notes to be redeemed through June 13, 2034 (not including any portion of such payments of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount of the 2034 Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate will be calculated on the Calculation Date.

(ii) If the 2034 Notes are redeemed at any time on or after June 13, 2034 (3 months prior to the maturity date of the 2034 Notes) (the “2034 Notes Par Call Date”), the 2034 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(c) The 2054 Notes

(i) At any time prior to March 13, 2054 (6 months prior to the maturity date of the 2054 Notes), the Issuers may at their option redeem the 2054 Notes, in whole or in part, at a redemption price equal to the greater of:

(A) 100% of the principal amount of the 2054 Notes to be redeemed; and

(B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2054 Notes to be redeemed) on March 13, 2054 and (ii) all required remaining scheduled interest payments due on the 2054 Notes to be redeemed through March 13, 2054 (not including any portion of such payments of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest on the principal amount of the 2054 Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate will be calculated on the Calculation Date.

(ii) If the 2054 Notes are redeemed at any time on or after March 13, 2054 (6 months prior to the maturity date of the 2054 Notes) (the “2054 Notes Par Call Date”; each of the 2054 Notes Par Call Date, the 2054 Notes Par Call Date and the 2054 Notes Par Call Date are referred to as a “Par Call Date”), the 2054 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2054 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(d) Notice of any such redemption must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 10 nor more than 60 days prior to the Redemption Date.

(e) The following terms have the meanings given to them in this Section 3.01(d):

“Treasury Rate” means, with respect to any redemption date for any series of Notes, the yield determined by the Issuers in accordance with the following:

(i) The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date for the relevant series of Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date for the relevant series of Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(ii) If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for the relevant series of Notes, as applicable. If there is no United States Treasury security maturing on the Par Call Date for the relevant series of Notes but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date for the applicable series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(iii) The Issuers’ actions and determinations in determining the redemption price for the Notes of any series shall be conclusive and binding for all purposes, absent manifest error.

(f) If the Issuers partially redeem the Notes of a series, such Notes to be redeemed shall be selected pro rata in accordance with the applicable procedures of the Depositary, although no Notes less than $200,000 in original principal amount will be redeemed in part.

(g) Any redemption of Notes of any series pursuant to this Section 3.01 shall be conducted in accordance with the applicable procedures set forth in Article 3 of the Base Indenture to the extent not otherwise set forth herein.

Section 3.02. Tax Redemption.

(a) The Issuers may redeem the Notes of a series as a whole but not in part, at their option at any time prior to maturity, upon the giving of a written notice of redemption to the Holders, with a copy to the Trustee and the Paying Agent, if the Issuers determine that, as a result of:

(i) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction (as defined in Section 5.03) affecting taxation, or

(ii) any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

(b) which change or amendment is announced and becomes effective after the Issue Date (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing, a “Change in Tax Law”), each of the Issuers or the Guarantor is or will become obligated to pay Additional Amounts with respect to the Notes of such series or the Note Guarantees on the next succeeding interest payment date, pursuant to Section 5.03 (but in the case of the Guarantor, only if the payments giving rise to such obligation cannot be made by the Issuers or another Guarantor without the obligation to pay Additional Amounts) and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuers or the Guarantor. The redemption price will be equal to 100% of the principal amount of the Notes of such series plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes of such series on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such redemption will be irrevocable, and must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of the Notes of a series were actually due on such date. No such notice of redemption will be given unless, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

(c) Prior to giving the notice of tax redemption, the Issuers will deliver to the Trustee and the Paying Agent:

(i) a certificate signed by a duly authorized Officer stating that the Issuers are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuers to so redeem have occurred; and

(ii) an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Jurisdiction, selected by the Issuers, to the effect that the Issuers are or would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

(d) The foregoing provisions shall apply mutatis mutandis to any successor to the Issuers or the Guarantor.

ARTICLE 4

NOTE GUARANTEES

Section 4.01. Note Guarantees. The Guarantor hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of a Guarantor under the Base Indenture with respect to the Notes of each series as if it were an original signatory thereto. The Note Guarantee of any Guarantor in respect of a series of Notes will be released without any further action required on the part of the Trustee or any holder: (1) upon (i) the sale or other disposition (including by way of consolidation, merger, dissolution or otherwise) of the Capital Stock of such Guarantor such that it is no longer a Subsidiary of the Issuers or (ii) the sale or other disposition of all or substantially all of the assets of such Guarantor; (2) when such Guarantor is no longer an obligor (whether as an issuer or guarantor) on any of the Issuer’s senior notes outstanding on the Issue Date; or (3) upon legal or covenant defeasance or satisfaction and discharge of the Notes of the applicable series.

Section 4.02. Future Guarantees. Each Issuer, at its option, may cause any Subsidiary of such Issuer to become a Guarantor of the Notes of a series and if such Subsidiary is not otherwise required under the Indenture to provide a Note Guarantee to the Notes, such Issuer, at its option, may cause any such Note Guarantee to be released, subject to applicable law.

Section 4.03. Abandonment and Waiver Rights. Each Guarantor incorporated under the laws of Jersey abandons and waives any right it may have at any time under the droit de discussion or division or any other customary law rights available to it under Jersey law.

ARTICLE 5

COVENANTS

The following covenants will apply to the Notes in addition to the covenants in Article 4 of the Base Indenture:

Section 5.01. Limitation on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Principal Property or Capital Stock of a Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Initial Lien secures any Indebtedness, without effectively providing that the Notes of the applicable series shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured, other than the following (“Permitted Liens”):

(1) Liens securing Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $2,075 million;

(2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, subleases, licenses or sublicenses to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety, stay, customs, replevin or appeal bonds to which such Person is a party, or deposits as security or for the payment of rent, in each case incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’, materialman’s, repairman’s, landlord’s, workman’s, supplier’s and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property (other than accessions thereto, proceeds and products thereof and property related to the property being financed or through cross-collateralization of individual financings of equipment provided by the same lender) owned by such Person or any of its Subsidiaries at the time the Lien is incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens existing on the Issue Date and extensions, renewals, refinancings and replacements of any such Liens (including any future Liens securing Indebtedness that the Company designates as a “replacement” of such Liens for purposes of this clause, even if such new Indebtedness is not issued concurrently with the repayment of the indebtedness so secured, the proceeds thereof are not used to repay such Indebtedness secured by such Liens or such Indebtedness is incurred for different purposes and by a different borrower) so long as the principal amount of Indebtedness (including for this purpose, revolving commitments under the Credit Agreement as in effect on the Issue Date immediately before the issuance of the Notes, which shall be deemed to be outstanding for these purposes even if undrawn) or other obligations secured thereby is not increased (other than to cover premiums, fees, accrued interest and any expenses of such extension, renewal, refinancing or replacement) and so long as such Liens are not extended to any other property of the Company or any of its Subsidiaries (other than pursuant to blanket lien or after acquired property clauses existing in the applicable agreements (including any obligation to have new guarantors provide Liens on the same assets owned by it));

(9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except proceeds and products thereof and improvements thereon or pursuant to after acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries other than proceeds or products thereof and accessions thereto;

(11) Liens securing Indebtedness or other obligations of the Company or a Subsidiary owing to the Company or a Subsidiary of the Company;

(12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (9) and (10); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the indebtedness secured by Liens described under clauses (7), (9) or (10) at the time the original Lien became a Permitted Lien under the Indenture; and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(13) judgment Liens not giving rise to an Event of Default;

(14) Liens securing Indebtedness consisting of (A) the financing of insurance premiums with the providers of such insurance or their affiliates and (B) take-or-pay obligations contained in supply arrangements in the ordinary course of business; and

(15) other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens incurred pursuant to this clause (15), when aggregated with the amount of Attributable Debt outstanding and incurred in reliance on Section 5.02(e), does not exceed 15.0% of Consolidated Total Assets at the time any such Lien is granted; provided, however, notwithstanding whether this clause (15) would otherwise be available to secure Indebtedness, Liens securing Indebtedness originally secured pursuant to this clause (15) may secure Refinancing Indebtedness in respect of such Indebtedness and such Refinancing Indebtedness shall be deemed to have been secured pursuant to this clause (15).

(b) Any Lien created for the benefit of the Holders of the Notes pursuant to Section 5.01(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(c) For purposes of determining compliance with this Section 5.01, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens,” the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses.

Section 5.02. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) the Sale and Leaseback Transaction is solely with the Company or a Subsidiary of the Company;

(b) the lease is for a period not in excess of 24 months, including renewals;

(c) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (14) of the definition of “Permitted Liens,” without equally and ratably securing the Notes then outstanding under the Indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Lien on such property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(d) the Company or such Restricted Subsidiary within 360 days after the sale of such Principal Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to (i) the permanent retirement of Notes, other Indebtedness of each of the Issuers ranking on a parity with the Notes or Indebtedness of the Company or a Subsidiary of the Company or (ii) the purchase of property; or

(e) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Issue Date with respect to Principal Property (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (a) through (d) above), plus the aggregate principal amount of Indebtedness secured by Liens on Principal Properties then outstanding (not including any such Indebtedness secured by Liens described in clauses (1) through (14) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding Notes (or secure such outstanding Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 15% of Consolidated Total Assets.

Section 5.03. Payments of Additional Amounts.

(a) Payments made by the Issuers, the Guarantor or a Paying Agent, as applicable, on the Notes of each series or in respect of the Note Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever (“Taxes”), unless the Issuers, the Guarantor or a Paying Agent is required to withhold or deduct Taxes by law.

(b) If any withholding or deduction for or on account of Taxes imposed or levied by or on behalf of Jersey, Ireland, any other jurisdiction (other than the United States or any state thereof or the District of Columbia, or any political subdivision of any such state or the District of Columbia, or taxing authority or agency thereof or therein) in which the Issuers or the Guarantor is incorporated, organized, engaged in business or otherwise resident for tax purposes, or any other jurisdiction (other than the United States or any state thereof or the District of Columbia, or any political subdivision of any such state or the District of Columbia, or taxing authority or agency thereof or therein) from or through which such payment is made, or in each case any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Jurisdiction”) is at any time required by law to be made from any payment made with respect to the Notes of a series or the Note Guarantee, the Issuers or the Guarantor, as applicable, will pay such additional amounts (“Additional Amounts”) on the Notes of such series or in respect of the Note Guarantee as may be necessary so that the net amount received by each Holder of the Notes of such series (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to Taxes:

(i) that would not have been imposed but for the Holder or the beneficial owner of such Note (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) being considered as having a present or former connection with a Relevant Jurisdiction (other than a connection arising solely as a result of the acquisition, ownership or disposition of the Notes, the receipt of any payment under or with respect to the Notes or the Note Guarantee, or the exercise or enforcement of any rights under or with respect to the Notes, the Note Guarantees or the Indenture), including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled therein or a national thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii) that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the Holder or beneficial owner, if compliance is required by statute, by regulation of the Relevant Jurisdiction or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such Tax;

(iii) payable other than by withholding from payments of principal of or interest on the Notes or from payments in respect of the Note Guarantee;

(iv) that would not have been imposed but for a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(v) that are estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Taxes;

(vi) required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(vii) that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(viii) that are imposed under Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(ix) in the case of any combination of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii);

nor shall Additional Amounts be paid with respect to any payment of the principal of or interest, if any, on any Note or any payment in respect of a Note Guarantee to any such Holder who is a fiduciary or a partnership that is not the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or the beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Note.

(c) The Issuers, the Guarantor or the Paying Agent, as applicable, will (i) make any required withholding or deduction, and (ii) remit the full amount deducted or withheld by it to the Relevant Jurisdiction in accordance with applicable law.

(d) All references in the Indenture, other than in Section 2.01(r) of this Eleventh Supplemental Indenture and Sections 8.02, 8.03 and 8.06 of the Base Indenture, to the payment of the principal or interest, if any, on or the net proceeds received on the sale or exchange of, any Notes or any payment made under the Note Guarantee shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable.

(e) In addition, the Issuers shall pay any present or future stamp, issue, registration, court, documentary, excise, property, or similar Taxes (i) imposed by any Relevant Jurisdiction in respect of the execution, issuance, delivery, or registration of the Notes, the Note Guarantee, the Indenture, or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, or (ii) imposed by any jurisdiction in respect of the enforcement of the Notes, the Note Guarantee, the Indenture, or any other document or instrument referred to therein.

(f) The Issuers’ and the Guarantor’s respective obligations to pay Additional Amounts if and when due will survive the termination of the Indenture and the payment of all other amounts in respect of the Notes and shall apply mutatis mutandis to any successor of either of the Issuers or the Guarantor, and to any jurisdiction (other than the United States or any state thereof or the District of Columbia, or any political subdivision of any such state or the District of Columbia, or taxing authority or agency thereof or therein) in which such successor is incorporated, organized, engaged in business or otherwise resident for tax purposes, and any political subdivision or governmental authority thereof or therein.

Section 5.04. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, in respect of Notes of a series, each Holder of Notes of such series will have the right to require the Issuers to purchase all or any part of such Holder’s Notes of such a series at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Change of Control Triggering Event” means, with respect to the Notes of a series, the occurrence of both a (1) Change of Control and (2) (i) the ratings of the Notes of the applicable series are downgraded by each of the Ratings Agencies during the 60-day period (the “Trigger Period”) commencing on the earlier of (x) the occurrence of such Change of Control or (y) the first public announcement of the occurrence of such Change of Control or the Issuer’s intention to effect such Change of Control (which Trigger Period will be extended so long as the ratings of the Notes of such series are under publicly announced consideration for possible downgrade by any of the Ratings Agencies) and (ii) the Notes of such series are rated below an Investment Grade Rating by each of the Ratings Agencies on any date during the Trigger Period; provided that (x) a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Ratings Agency does not publicly announce or confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result of the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event) and (y) the Trigger Period will terminate with respect to each Ratings Agency when such Ratings Agency takes action (including affirming its existing ratings) with respect to such Change of Control. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. The Trustee and Paying Agent are under no obligation to ascertain whether a Change of Control or any event that could lead to the occurrence of or could constitute a Change of Control has occurred, and until a responsible officer of the Trustee or Paying Agent, as applicable, has actual knowledge or express notice to the contrary, the Trustee and Paying Agent may conclusively assume that no Change of Control or other such event has occurred.

“Change of Control” means the occurrence of any of the following:

(1) any transaction occurs (including a merger or consolidation of the Issuer) following which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuers; or

(2) sale, lease or transfer (for the avoidance of doubt, other than a transfer to the Issuer or one of its Subsidiaries), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person in which any person (as defined above) holds or acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of such transferee Person.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect Subsidiary of a holding company and (2) no person (as defined above) (other than a holding company) owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company.

Within 30 days following any Change of Control Triggering Event, with respect to a series of Notes, an Issuer shall (unless prior to such date such Change of Control Triggering Event ceases to exist) deliver by mail or electronic means a notice to each Holder of Notes of such series with a copy to the Trustee and the Paying Agent (the “Change of Control Offer”), stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuers to purchase all or a portion of such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered); and

(4) the instructions determined by the Issuers, consistent with this covenant, that a Holder must follow in order to have its Notes of such series purchased.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to the Notes of the applicable series if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.04 and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer. In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if the Notes of the applicable series have been or are called for redemption by the Issuers prior to them being required to deliver notice of the Change of Control Offer, and thereafter redeem all Notes of such series called for redemption in accordance with the terms set forth in such redemption notice. Notwithstanding anything to the contrary contained herein, a revocable Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of the relevant Change of Control, if a definitive agreement is in place for such Change of Control at the time the Change of Control Offer is made.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section 5.04. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.04, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.04 by virtue thereof.

Notwithstanding any provisions in the Base Indenture to the contrary, but subject to Section 6.07 of the Base Indenture, the Issuers’ respective obligations to make a Change of Control Offer as a result of a Change of Control Triggering Event with respect to the Notes of a series may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes of such series.

Section 5.05. U.S. Federal Income Tax Treatment. On the Issue Date, all or a portion of the proceeds of the offering of the Notes of each series will be borrowed by the Co-Obligor and the remaining portion of the proceeds of the offering of the Notes of such series, if any, will be borrowed by the Issuer. The portion of the proceeds of Notes of each series that will be borrowed by the Co-Obligor and the portion of the proceeds of the Notes of each series that will be borrowed by the Issuer, in each case, on the Issue Date, and after any subsequent change to such allocation, shall be made available by the Issuers to any Holder or beneficial owner upon request to Aptiv Investor Relations (including through the Issuer’s website or at ir@aptiv.com). Notwithstanding the foregoing or anything to the contrary herein, (x) each Holder and beneficial owner acknowledge that the Co-Obligor and the Issuer have the right to change the foregoing allocations between the Co-Obligor and the Issuer for any reason (including, but not limited, as a result of a redemption of any Notes of a series or the issuance of Additional Notes with respect to such series, in each case, in a different allocation than the initial allocation with respect to the outstanding Notes of such series), and (y) the Issuers are entitled (i) not to treat any Additional Notes of a series that have a different allocation than the initial allocation with respect to the outstanding Notes of such series as non-fungible for U.S. federal income tax purposes solely as a result of such different allocation, and (ii) to treat the issuance of Additional Notes of a series as resulting in a change in the allocation of the outstanding Notes of such series so as to have the same allocation across the Additional Notes of such series and the outstanding Notes.

ARTICLE 6

MERGER AND CONSOLIDATION

Section 6.01. Merger and Consolidation.

(a) The Issuer will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited liability company, limited liability partnership, limited company, or other similar organization organized and existing under the laws of (x) the United States of America (or any state thereof or the District of Columbia) or (y) the United Kingdom, Jersey and any other jurisdiction in the Channel Islands, any member state of the European Union as in effect on the Issue Date, Switzerland, Bermuda, the Cayman Islands or Singapore, provided that the Successor Company (if not the Issuer) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the Registrar and Paying Agent, all the obligations of the Issuer under the Indenture and the Notes (and, if the Successor Company is not a corporation, the Issuers shall cause a corporate co-issuer to become a co-obligor on the Notes);

(ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii) the Issuers shall have delivered to the Trustee, Registrar and Paying Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

(b) The Co-Obligor will not, directly or indirectly, consolidate with or merge with or into any Person unless:

(i) (A) the resulting, surviving or transferee Person (the “Successor Co-Obligor”) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Guarantor under its Note Guarantee;

(B) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(C) the Issuers shall have delivered to the Trustee, Registrar and Paying Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

(ii) the Co-Obligor will no longer be a Subsidiary of the Issuer, in which case it shall be released from its obligation in connection therewith.

(c) Notwithstanding Section 5.02 of the Base Indenture or clause (a) and (b) of this Section 6.01:

(i) any Subsidiary of the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to an Issuer, the Guarantor or any Subsidiary of the Issuer; and

(ii) the Issuers and the Guarantor may merge with an Affiliate organized solely for the purpose of reorganizing the Issuers or the Guarantor in another jurisdiction.

Section 6.02. Successor Company. In addition to the jurisdictions set forth in Section 5.01(a) of the Base Indenture in which a Successor Company may be organized, such list of jurisdictions shall also include Singapore.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. In addition to the Events of Default set forth in Section 6.01 of the Base Indenture, the following is an “Event of Default” with respect to the Notes of a series:

(1) the failure by the Issuers or the Guarantor to comply with their respective obligations under Section 6.01 of this Eleventh Supplemental Indenture in respect of the Notes of such series; and

(2) the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with any of its obligations under Section 5.04 of this Eleventh Supplemental Indenture in respect of the Notes of such series (in each case, other than a failure to purchase Notes of such series).

However, a Default under clauses (1) or (2) will not constitute an Event of Default with respect to any Notes until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the outstanding Notes of a series and notes of all series affected thereby notify the Issuers and the Trustee, of the Default and the Issuers do not cure such Default within the time specified in clauses (1) or (2) hereof after receipt of such notice.

Section 7.02. Limitations on Suits. With respect to the Notes, the first sentence of Section 6.06 of the Base Indenture shall be amended by deleting the “A” at the beginning of the sentence and replacing it with the following: “Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a”.

ARTICLE 8

AMENDMENTS AND WAIVERS

Section 8.01. Without Consent of Holder. In addition to the provisions of Section 9.01 of the Base Indenture, the Issuers and the Trustee may, as applicable, amend or supplement this Eleventh Supplemental Indenture, the Note Guarantees or the Notes of a series, without the consent of any Holder of a Note of such series to:

(a) convey, transfer, assign, mortgage or pledge as security for the Notes of such series any property or assets in accordance with Section 5.01 of this Eleventh Supplemental Indenture and confirm or evidence any release thereof permitted by the Indenture.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Ratification of Base Indenture. The Base Indenture, as supplemented by this Eleventh Supplemental Indenture, is in all respects ratified and confirmed, and this Eleventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 9.02. Governing Law; Submission to Jurisdiction. This Eleventh Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

The Issuers irrevocably consent and agree, for the benefit of the Holders from time to time of the Notes and the Trustee, Registrar and Paying Agent, that any legal action, suit or proceeding against them with respect to their respective obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for themselves in respect of their respective properties, assets and revenues.

The Issuers irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.03. Separability. In case any one or more of the provisions contained in this Eleventh Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eleventh Supplemental Indenture or of the Notes, but this Eleventh Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.04. Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 9.05. Trustee Disclaimer. Neither the Trustee nor the Registrar and Paying Agent shall be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers and the Guarantor, and neither the Trustee nor the Registrar and Paying Agent assumes any responsibility for their correctness.

Section 9.06. Electronic Signatures. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Eleventh Supplemental Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Eleventh Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Eleventh Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (the “Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee or any Agent acts on any Executed Documentation sent by electronic transmission, the Trustee and Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee or the Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee or Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUERS:

APTIV PLC

By:	/s/ Robert S. Hoeppner
Name: Robert S. Hoeppner
Title: Treasurer

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

By:	/s/ Darren Michael Byrka
Name: Darren Michael Byrka
Title: Director and Authorized Signatory

GUARANTOR:

APTIV CORPORATION

By:	/s/ Katherine H. Ramundo
Name: Katherine H. Ramundo
Title: Director and Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

[Signature Page to Eleventh Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

[Signature Page to Eleventh Supplemental Indenture]

REGISTRAR, PAYING AGENT AND AUTHENTICATING AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Registrar, Paying Agent, and Authenticating Agent

By:	/S/ JACQUELINE BARTNICK
Name: Jacqueline Bartnick
Title: Director

By:	/S/ IRINA GOLOVASHCHUK
Name: Irina Golovashchuk
Title: Vice President

[Signature Page to Eleventh Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS 2029 NOTE) OR ITS NOMINEE. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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CUSIP: 03837AAA8

ISIN: US03837AAA88

GLOBAL NOTE

4.650% Senior Notes due 2029

No. ___	$[____________]

APTIV PLC and APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

promise to pay to Cede & Co., or registered assigns,

the principal sum of __________________________________________________________U.S. DOLLARS on September 13, 2029, as such amount may be changed from time to time pursuant to the Schedule of Exchanges of Interests attached hereto.

Interest Payment Dates: March 13 and September 13

Record Dates: February 26 and August 29

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APTIV PLC

By:
Name:
Title:

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

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This is one of the 2029 Notes referred to in the within-mentioned Eleventh Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Name:
Title:

Dated: _______________, 20__

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[Form of reverse side of 2029 Note]

4.650% Senior Note due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Aptiv PLC (the “Issuer”) and Aptiv Global Financing Designated Activity Company (the “Co-Obligor” and, together with the Issuer, the “Issuers”) promise to pay interest on the principal amount of this 2029 Note at a rate per annum of 4.650% from September 13, 2024 until maturity or pursuant to Section 7.02 of the Eleventh Supplemental Indenture. The Issuers will pay interest on this 2029 Note semi-annually in arrears on March 13 and September 13 of each year, commencing on March 13, 2025, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuers will make each interest payment to the Holder of record of this 2029 Note on the immediately preceding February 26 and August 29 (the “Regular Record Date”), as the case may be. Interest on this 2029 Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 13, 2024. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this 2029 Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this 2029 Note. Interest will be computed on the basis of a 360-day year comprise of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on this 2029 Note to the Person who is the registered Holder of this 2029 Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this 2029 Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register of Holders, provided that (a) all payments of principal, premium, if any, and interest on, 2029 Notes represented by Global Notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to Certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

3. AUTHENTICATING AGENT, PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Authenticating Agent, Paying Agent and Registrar. The Issuers may change any Authenticating Agent, Paying Agent or Registrar without notice to the Holders. Aptiv International Holdings (UK) LLP or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the 2029 Notes under the Senior Indenture (the “Base Indenture”), dated as of March 10, 2015, among the Issuers, the guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Registrar, Paying Agent and Authenticating Agent. The Issuers shall be entitled to issue Additional 2029 Notes pursuant to the Base Indenture. The terms of the 2029 Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the eleventh supplemental indenture, among the Issuers, the Guarantor, the Trustee and the Registrar and

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Paying Agent, dated as of September 13, 2024 (the “Eleventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”), setting forth the additional terms of the 2029 Notes pursuant to Section 2.03 of the Base Indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2029 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2029 Note conflicts with the express provisions of the Indenture and those other provisions forming a part thereof with respect to the 2029 Notes, the provisions of the Indenture and such other provisions with respect to the 2029 Notes shall govern and be controlling.

5. OPTIONAL REDEMPTION. At any time prior to August 13, 2029, the Issuers may at their option redeem the 2029 Notes, in whole or in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2029 Notes to be redeemed; and

(ii) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2029 Notes to be redeemed) on August 13, 2029 and (ii) all required remaining scheduled interest payments due on the 2029 Notes to be redeemed through August 13, 2029 (not including any portion of such payments of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus accrued and unpaid interest on the principal amount of the 2029 Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate will be calculated on the Calculation Date.

If the 2029 Notes are redeemed at any time on or after August 13, 2029, the 2029 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 10 nor more than 60 days prior to the redemption date. If the Issuers partially redeem the 2029 Notes, the Registrar and Paying Agent, subject to the procedures of The Depository Trust Company, will select the 2029 Notes to be redeemed on a pro rata basis, by lot or by such other method in accordance with the procedures of The Depository Trust Company, although no 2029 less than $200,000 in original principal amount will be redeemed in part. If the Issuers redeem any 2029 Note in part only, the notice of redemption relating to such 2029 Note shall state the portion of the principal amount thereof to be redeemed. A new 2029 Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original 2029 Note. On and after the redemption date, interest will cease to accrue on 2029 Notes or portions of such 2029 Notes called for redemption so long as the Issuers have deposited with the Registrar and Paying Agent funds sufficient to pay the principal of the 2029 Notes to be redeemed, plus accrued and unpaid interest thereon. Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent.

6. TAX REDEMPTION. The Issuers may redeem the 2029 Notes as a whole but not in part, at their option at any time prior to maturity, upon the giving of a written notice of redemption to the Holders, with a copy to the Trustee, if the Issuers determine that, as a result of:

(i) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction affecting taxation, or

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(ii) any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment is announced and becomes effective after the Issue Date (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing, a “Change in Tax Law”), each of the Issuers or the Guarantor is or will become obligated to pay Additional Amounts with respect to the 2029 Notes or the Note Guarantee on the next succeeding interest payment date, pursuant to Section 5.03 (but in the case of the Guarantor, only if the payments giving rise to such obligation cannot be made by the Issuers or another Guarantor without the obligation to pay Additional Amounts) and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuers or the Guarantor. The redemption price will be equal to 100% of the principal amount of the 2029 Notes plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the 2029 Notes on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such redemption will be irrevocable, and must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of the 2029 Notes were actually due on such date. No such notice of redemption will be given unless, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of tax redemption, the Issuers will deliver to the Trustee and the Paying Agent:

(i) a certificate signed by a duly authorized Officer stating that the Issuers are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuers to so redeem have occurred; and

(ii) an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Jurisdiction, selected by the Issuers, to the effect that the Issuers are or would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

The foregoing provisions shall apply mutatis mutandis to any successor to the Issuers or the Guarantor.

7. MANDATORY REDEMPTION. Except as set forth in Section 5.04 of the Eleventh Supplemental Indenture, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the 2029 Notes.

8. NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause to be mailed, by first class mail to each Holder’s registered address, or deliver electronically if held by any depositary in accordance with such depositary’s customary procedures, a notice of redemption to each Holder whose 2029 Notes are to be redeemed. Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

A-7

9. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, an Issuer shall make a Change of Control Offer in accordance with Section 5.04 of the Eleventh Supplemental Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The 2029 Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of 2029 Notes may be registered and 2029 Notes may be exchanged as provided in the Indenture. The Paying Agent and Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require Holders to pay any transfer tax or other similar governmental charge payable in connection with such transfer and exchange that are required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange of (a) any 2029 Note selected for redemption in whole or in part pursuant to Article 3 of the Base Indenture, except the unredeemed portion of any such 2029 Note being redeemed in part, or (b) any such 2029 Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem such 2029 Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

11. PERSONS DEEMED OWNERS. The registered Holder of this 2029 Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantee or the 2029 Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the 2029 Notes are defined in Section 6.01 of the Base Indenture, as supplemented by Section 7.01 of the Eleventh Supplemental Indenture. If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2029 Notes and all other notes issued under the Indenture affected thereby (all such series voting as a single class) may declare the principal of and accrued but unpaid interest on all the 2029 Notes to be due and payable immediately by notice in writing to the Issuers and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. If an Event of Default arising from certain events of bankruptcy or insolvency occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding 2029 Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Note Guarantee or the 2029 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding 2029 Notes and all other notes of all series affected thereby may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding 2029 Notes and all other notes issued under the Indenture affected thereby (all such series voting as a single class) by written notice to the Trustee may on behalf of the Holders of all of the 2029 Notes waive any existing Default and its consequences under the Indenture with respect to the 2029 Notes except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the 2029 Notes held by a non-consenting Holder. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within 30 Business Days after becoming aware of any Default with respect to the 2029 Notes, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

A-8

14. AUTHENTICATION. This 2029 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Authenticating Agent.

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE 2029 NOTES OF THIS SERIES AND THE NOTE GUARANTEE TO THE 2029 NOTES.

16. CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers to be printed on the 2029 Notes of this series and the Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2029 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

Attention: Treasurer

A-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

A-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $______________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Custodian

*	This schedule should be included only if the Note is issued in global form

A-11

EXHIBIT B

[FORM OF FACE OF NOTE]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS 2034 NOTE) OR ITS NOMINEE. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 03837AAB6

ISIN: US03837AAB61

GLOBAL NOTE

5.150% Senior Notes due 2034

No. ___	$[____________]

APTIV PLC and APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

promise to pay to Cede & Co., or registered assigns,

the principal sum of __________________________________________________________U.S. DOLLARS on September 13, 2034, as such amount may be changed from time to time pursuant to the Schedule of Exchanges of Interests attached hereto.

Interest Payment Dates: March 13 and September 13

Record Dates: February 26 and August 29

APTIV PLC

By:
Name:
Title:

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

This is one of the 2034 Notes referred to in the within-mentioned Eleventh Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Name:
Title:

Dated: _______________, 20__

[Form of reverse side of 2034 Note]

5.150% Senior Note due 2034

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Aptiv PLC (the “Issuer”) and Aptiv Global Financing Designated Activity Company (the “Co-Obligor” and, together with the Issuer, the “Issuers”) promise to pay interest on the principal amount of this 2034 Note at a rate per annum of 5.150% from September 13, 2024 until maturity or pursuant to Section 7.02 of the Eleventh Supplemental Indenture. The Issuers will pay interest on this 2034 Note semi-annually in arrears on March 13 and September 13 of each year, commencing on March 13, 2025, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuers will make each interest payment to the Holder of record of this 2034 Note on the immediately preceding February 26 and August 29 (the “Regular Record Date”), as the case may be. Interest on this 2034 Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 13, 2024. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this 2034 Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this 2034 Note. Interest will be computed on the basis of a 360-day year comprise of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on this 2034 Note to the Person who is the registered Holder of this 2034 Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this 2034 Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register of Holders, provided that (a) all payments of principal, premium, if any, and interest on, 2034 Notes represented by Global Notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to Certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

3. AUTHENTICATING AGENT, PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Authenticating Agent, Paying Agent and Registrar. The Issuers may change any Authenticating Agent, Paying Agent or Registrar without notice to the Holders. Aptiv International Holdings (UK) LLP or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the 2034 Notes under the Senior Indenture (the “Base Indenture”), dated as of March 10, 2015, among the Issuers, the guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Registrar, Paying Agent and Authenticating Agent. The Issuers shall be entitled to issue Additional 2034 Notes pursuant to the Base Indenture. The terms of the 2034 Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the eleventh supplemental indenture, among the Issuers, the Guarantor, the Trustee and the Registrar and

Paying Agent, dated as of September 13, 2024 (the “Eleventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”), setting forth the additional terms of the 2034 Notes pursuant to Section 2.03 of the Base Indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2034 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2034 Note conflicts with the express provisions of the Indenture and those other provisions forming a part thereof with respect to the 2034 Notes, the provisions of the Indenture and such other provisions with respect to the 2034 Notes shall govern and be controlling.

5. OPTIONAL REDEMPTION. At any time prior to June 13, 2034, the Issuers may at their option redeem the 2034 Notes, in whole or in part, at a redemption price equal to the greater of:

(iii) 100% of the principal amount of the 2034 Notes to be redeemed; and

(iv) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2034 Notes to be redeemed) on June 13, 2034 and (ii) all required remaining scheduled interest payments due on the 2034 Notes to be redeemed through June 13, 2034 (not including any portion of such payments of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points;

plus accrued and unpaid interest on the principal amount of the 2034 Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate will be calculated on the Calculation Date.

If the 2034 Notes are redeemed at any time on or after June 13, 2024, the 2034 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 10 nor more than 60 days prior to the redemption date. If the Issuers partially redeem the 2034 Notes, the Registrar and Paying Agent, subject to the procedures of The Depository Trust Company, will select the 2034 Notes to be redeemed on a pro rata basis, by lot or by such other method in accordance with the procedures of The Depository Trust Company, although no 2034 Note less than $200,000 in original principal amount will be redeemed in part. If the Issuers redeem any 2034 Note in part only, the notice of redemption relating to such 2034 Note shall state the portion of the principal amount thereof to be redeemed. A new 2034 Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original 2034 Note. On and after the redemption date, interest will cease to accrue on 2034 Notes or portions of such 2034 Notes called for redemption so long as the Issuers have deposited with the Registrar and Paying Agent funds sufficient to pay the principal of the 2034 Notes to be redeemed, plus accrued and unpaid interest thereon. Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent.

6. TAX REDEMPTION. The Issuers may redeem the 2034 Notes as a whole but not in part, at their option at any time prior to maturity, upon the giving of a written notice of redemption to the Holders, with a copy to the Trustee, if the Issuers determine that, as a result of:

(ii)	any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction affecting taxation, or

(iii)

any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment is announced and becomes effective after the Issue Date (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing, a “Change in Tax Law”), each of the Issuers or the Guarantor is or will become obligated to pay Additional Amounts with respect to the 2034 Notes or the Note Guarantee on the next succeeding interest payment date, pursuant to Section 5.03 (but in the case of the Guarantor, only if the payments giving rise to such obligation cannot be made by the Issuers or another Guarantor without the obligation to pay Additional Amounts) and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuers or the Guarantor. The redemption price will be equal to 100% of the principal amount of the 2034 Notes plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the 2034 Notes on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such redemption will be irrevocable, and must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of the 2034 Notes were actually due on such date. No such notice of redemption will be given unless, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of tax redemption, the Issuers will deliver to the Trustee and the Paying Agent:

(iv)

a certificate signed by a duly authorized Officer stating that the Issuers are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuers to so redeem have occurred; and

(v)

an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Jurisdiction, selected by the Issuers, to the effect that the Issuers are or would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

The foregoing provisions shall apply mutatis mutandis to any successor to the Issuers or the Guarantor.

7. MANDATORY REDEMPTION. Except as set forth in Section 5.04 of the Eleventh Supplemental Indenture, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the 2034 Notes.

8. NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause to be mailed, by first class mail to each Holder’s registered address, or deliver electronically if held by any depositary in accordance with such depositary’s customary procedures, a notice of redemption to each Holder whose 2034 Notes are to be redeemed. Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

9. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, an Issuer shall make a Change of Control Offer in accordance with Section 5.04 of the Eleventh Supplemental Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The 2034 Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of 2034 Notes may be registered and 2034 Notes may be exchanged as provided in the Indenture. The Paying Agent and Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require Holders to pay any transfer tax or other similar governmental charge payable in connection with such transfer and exchange that are required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange of (a) any 2034 Note selected for redemption in whole or in part pursuant to Article 3 of the Base Indenture, except the unredeemed portion of any such 2034 Note being redeemed in part, or (b) any such 2034 Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem such 2034 Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

11. PERSONS DEEMED OWNERS. The registered Holder of this 2034 Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantee or the 2034 Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the 2034 Notes are defined in Section 6.01 of the Base Indenture, as supplemented by Section 7.01 of the Eleventh Supplemental Indenture. If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2034 Notes and all other notes issued under the Indenture affected thereby (all such series voting as a single class) may declare the principal of and accrued but unpaid interest on all the 2034 Notes to be due and payable immediately by notice in writing to the Issuers and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. If an Event of Default arising from certain events of bankruptcy or insolvency occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding 2034 Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Note Guarantee or the 2034 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding 2034 Notes and all other notes of all series affected thereby may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding 2034 Notes and all other notes issued under the Indenture affected thereby (all such series voting as a single class) by written notice to the Trustee may on behalf of the Holders of all of the 2034 Notes waive any existing Default and its consequences under the Indenture with respect to the 2034 Notes except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the 2034 Notes held by a non-consenting Holder. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within 30 Business Days after becoming aware of any Default with respect to the 2034 Notes, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

14. AUTHENTICATION. This 2034 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Authenticating Agent.

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE 2034 NOTES OF THIS SERIES AND THE NOTE GUARANTEE TO THE 2034 NOTES.

16. CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers to be printed on the 2034 Notes of this series and the Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2034 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $______________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Custodian

*	This schedule should be included only if the Note is issued in global form

EXHIBIT C

[FORM OF FACE OF NOTE]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS 2054 NOTE) OR ITS NOMINEE. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 03837AAC4

ISIN: US03837AAC45

GLOBAL NOTE

5.750% Senior Notes due 2054

No. ___	$[____________]

APTIV PLC and APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

promise to pay to Cede & Co., or registered assigns,

the principal sum of __________________________________________________________U.S. DOLLARS on September 13, 2054, as such amount may be changed from time to time pursuant to the Schedule of Exchanges of Interests attached hereto.

Interest Payment Dates: March 13 and September 13

Record Dates: February 26 and August 29

APTIV PLC

By:
Name:
Title:

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

This is one of the 2054 Notes referred to in the within-mentioned Eleventh Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Name:
Title:

Dated: _______________, 20__

[Form of reverse side of 2054 Note]

5.750% Senior Note due 2054

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Aptiv PLC (the “Issuer”) and Aptiv Global Financing Designated Activity Company (the “Co-Obligor” and, together with the Issuer, the “Issuers”) promise to pay interest on the principal amount of this 2054 Note at a rate per annum of 5.750% from September 13, 2024 until maturity or pursuant to Section 6.02 of the Indenture. The Issuers will pay interest on this 2054 Note semi-annually in arrears on March 13 and September 13 of each year, commencing on March 13, 2025, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuers will make each interest payment to the Holder of record of this 2054 Note on the immediately preceding February 26 and August 29 (the “Regular Record Date”), as the case may be. Interest on this 2054 Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 13, 2024. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this 2054 Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this 2054 Note. Interest will be computed on the basis of a 360-day year comprise of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on this 2054 Note to the Person who is the registered Holder of this 2054 Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this 2054 Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register of Holders, provided that (a) all payments of principal, premium, if any, and interest on, 2054 Notes represented by Global Notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to Certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

3. AUTHENTICATING AGENT, PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Authenticating Agent, Paying Agent and Registrar. The Issuers may change any Authenticating Agent, Paying Agent or Registrar without notice to the Holders. Aptiv International Holdings (UK) LLP or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the 2054 Notes under the Senior Indenture (the “Base Indenture”), dated as of March 10, 2015, among the Issuers, the guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Registrar, Paying Agent and Authenticating Agent. The Issuers shall be entitled to issue Additional 2054 Notes pursuant to the Base Indenture. The terms of the 2054 Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the eleventh supplemental indenture, among the Issuers, the Guarantor, the Trustee and the Registrar and

Paying Agent, dated as of September 13, 2024 (the “Eleventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”), setting forth the additional terms of the 2054 Notes pursuant to Section 2.03 of the Base Indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2054 Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2054 Note conflicts with the express provisions of the Indenture and those other provisions forming a part thereof with respect to the 2054 Notes, the provisions of the Indenture and such other provisions with respect to the 2054 Notes shall govern and be controlling.

5. OPTIONAL REDEMPTION. At any time prior to March 13, 2054, the Issuers may at their option redeem the 2054 Notes, in whole or in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2054 Notes to be redeemed; and

(ii) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2054 Notes to be redeemed) on March 13, 2054 and (ii) all required remaining scheduled interest payments due on the 2054 Notes to be redeemed through March 13, 2054 (not including any portion of such payments of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus accrued and unpaid interest on the principal amount of the 2054 Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate will be calculated on the Calculation Date.

If the 2054 Notes are redeemed at any time on or after March 13, 2054, the 2054 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2054 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 10 nor more than 60 days prior to the redemption date. If the Issuers partially redeem the 2054 Notes, the Registrar and Paying Agent, subject to the procedures of The Depository Trust Company, will select the 2054 Notes to be redeemed on a pro rata basis, by lot or by such other method in accordance with the procedures of The Depository Trust Company, although no 2054 Note less than $200,000 in original principal amount will be redeemed in part. If the Issuers redeem any 2054 Note in part only, the notice of redemption relating to such 2054 Note shall state the portion of the principal amount thereof to be redeemed. A new 2054 Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original 2054 Note. On and after the redemption date, interest will cease to accrue on 2054 Notes or portions of such 2054 Notes called for redemption so long as the Issuers have deposited with the Registrar and Paying Agent funds sufficient to pay the principal of the 2054 Notes to be redeemed, plus accrued and unpaid interest thereon. Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent.

6. TAX REDEMPTION. The Issuers may redeem the 2054 Notes as a whole but not in part, at their option at any time prior to maturity, upon the giving of a written notice of redemption to the Holders, with a copy to the Trustee, if the Issuers determine that, as a result of:

(i) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction affecting taxation, or

(ii) any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment is announced and becomes effective after the Issue Date (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing, a “Change in Tax Law”), each of the Issuers or the Guarantor is or will become obligated to pay Additional Amounts with respect to the 2054 Notes or the Note Guarantee on the next succeeding interest payment date, pursuant to Section 5.03 (but in the case of the Guarantor, only if the payments giving rise to such obligation cannot be made by the Issuers or another Guarantor without the obligation to pay Additional Amounts) and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuers or the Guarantor. The redemption price will be equal to 100% of the principal amount of the 2054 Notes plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the 2054 Notes on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such redemption will be irrevocable, and must be mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of the 2054 Notes were actually due on such date. No such notice of redemption will be given unless, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of tax redemption, the Issuers will deliver to the Trustee and the Paying Agent:

(i) a certificate signed by a duly authorized Officer stating that the Issuers are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuers to so redeem have occurred; and

(ii) an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Jurisdiction, selected by the Issuers, to the effect that the Issuers are or would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

The foregoing provisions shall apply mutatis mutandis to any successor to the Issuers or the Guarantor.

7. MANDATORY REDEMPTION. Except as set forth in Section 5.04 of the Eleventh Supplemental Indenture, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the 2054 Notes.

8. NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause to be mailed, by first class mail to each Holder’s registered address, or deliver electronically if held by any depositary in accordance with such depositary’s customary procedures, a notice of redemption to each Holder whose 2054 Notes are to be redeemed. Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

9. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, an Issuer shall make a Change of Control Offer in accordance with Section 5.04 of the Eleventh Supplemental Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The 2054 Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of 2054 Notes may be registered and 2054 Notes may be exchanged as provided in the Indenture. The Paying Agent and Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require Holders to pay any transfer tax or other similar governmental charge payable in connection with such transfer and exchange that are required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange of (a) any 2054 Note selected for redemption in whole or in part pursuant to Article 3 of the Base Indenture, except the unredeemed portion of any such 2054 Note being redeemed in part, or (b) any such 2054 Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem such 2054 Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

11. PERSONS DEEMED OWNERS. The registered Holder of this 2054 Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantee or the 2054 Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the 2054 Notes are defined in Section 6.01 of the Base Indenture, as supplemented by Section 7.01 of the Eleventh Supplemental Indenture. If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2054 Notes and all other notes issued under the Indenture affected thereby (all such series voting as a single class) may declare the principal of and accrued but unpaid interest on all the 2054 Notes to be due and payable immediately by notice in writing to the Issuers and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. If an Event of Default arising from certain events of bankruptcy or insolvency occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding 2054 Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Note Guarantee or the 2054 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding 2054 Notes and all other notes of all series affected thereby may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding 2054 Notes and all other notes issued under the Indenture affected thereby (all such series voting as a single class) by written notice to the Trustee may on behalf of the Holders of all of the 2054 Notes waive any existing Default and its consequences under the Indenture with respect to the 2054 Notes except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the 2054 Notes held by a non-consenting Holder. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within 30 Business Days after becoming aware of any Default with respect to the 2054 Notes, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

14. AUTHENTICATION. This 2054 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Authenticating Agent.

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE 2054 NOTES OF THIS SERIES AND THE NOTE GUARANTEE TO THE 2054 NOTES.

16. CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers to be printed on the 2054 Notes of this series and the Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2054 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $______________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Custodian

*	This schedule should be included only if the Note is issued in global form